UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2024 (October 25, 2024)

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4175 Cameron St Ste 1

Las Vegas, NV 89103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2024, Richtech Robotics Inc., a Nevada corporation (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, because the closing bid price for the Company’s Class B common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of the Company’s Class B common stock on the Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until April 23, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s Class B common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to April 23, 2025.

If the Company does not regain compliance by April 23, 2025, the Company may be eligible for an additional grace period. To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and to provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period.  If the Company meets these requirements, the Nasdaq staff will grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s Class B common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its Class B common stock, and the Class B common stock would remain listed on the Nasdaq Capital Market until the completion of the appeal process.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: October 31, 2024

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